EXHIBIT 99.1

For further information:   Sheila Davis, PR/IR Manager – 641-585-6803

WINNEBAGO INDUSTRIES ANNOUNCES SECOND QUARTER
FINANCIAL RESULTS CONFERENCE CALL TO BE HELD
ON MARCH 17, 2005

FOREST CITY, IOWA, March 10, 2005 – Winnebago Industries, Inc. (NYSE: WGO), the nation’s leading manufacturer of motor homes, will host a conference call on Thursday, March 17, 2005 at 10 am ET to discuss the financial results of its second quarter of fiscal 2005 ended February 26, 2005. The Company will release its financial results on March 17 at 7 am ET.

The conference call may be heard live from the Company’s website, www.winnebagoind.com, or from www.shareholder.com/winnebago/medialist.cfm or www.vcall.com. If you are unable to participate during the live webcast, the call will be archived on the web site. To access the replay, click on www.winnebagoind.com.

Minimum requirements to listen to the webcast: either Windows Media Player or RealPlayer. The Windows Media Player software is downloadable free from: www.microsoft.com/windows/windowsmedia/download/default.asp, and at least a 28.8 Kbps connection to the Internet. Or: The RealPlayer software, downloadable free from: www.real.com/products/player/index.html, and at least a 28.8 Kbps connection to the Internet.

About Winnebago Industries
        Winnebago Industries, Inc. is the leading United States manufacturer of motor homes, self-contained recreation vehicles used primarily in leisure travel and outdoor recreation activities. The Company builds quality motor homes under the Winnebago, Itasca or Rialta brand names with state-of-the-art computer-aided design and manufacturing systems on automotive-styled assembly lines. The Company’s common stock is listed on the New York, Chicago and Pacific Stock Exchanges and traded under the symbol WGO. Options for the Company’s common stock are traded on the Chicago Board Options Exchange. For access to Winnebago Industries investor relations material, to add your name to an automatic email list for Company news releases or for information on a dollar-based stock investment service for the Company’s stock, visit, http://www.winnebagoind.com/html/company/investorRelations.html

# # #